GABLES REALTY LIMITED PARTNERSHIP

                             The Banks Listed Herein

                              WACHOVIA BANK, N.A.,
                            as Administrative Agent,

                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent,

                                       and

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                             as Documentation Agent

                                TABLE OF CONTENTS

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                                                         Page
                                                                       --------

ARTICLE I
---------

DEFINITIONS..................................................................1

SECTION 1.01. Definitions....................................................1

SECTION 1.02. Accounting Terms and Determinations............................18

SECTION 1.03. References.....................................................18

SECTION 1.04. Use of Defined Terms...........................................19

SECTION 1.05. Terminology....................................................19

ARTICLE II
----------

THE CREDITS..................................................................19

SECTION 2.01. Commitments to Lend............................................19

SECTION 2.02. Method of Borrowing............................................19

SECTION 2.02A. Money Market Loans............................................22

SECTION 2.03. Notes..........................................................25

SECTION 2.04. Maturity of Loans..............................................26

SECTION 2.05. Interest Rates.................................................27

SECTION 2.06. Fees...........................................................30

SECTION 2.07. Optional Termination or Reduction of Commitments...............30

SECTION 2.08. Mandatory Reduction and Termination of Commitments.............31

SECTION 2.09. Optional Prepayments...........................................31

SECTION 2.10. Mandatory Prepayments..........................................31

SECTION 2.11. General Provisions as to Payments..............................32

SECTION 2.12. Computation of Interest and Fees...............................33

                                   ARTICLE III

CONDITIONS TO BORROWINGS.....................................................34

SECTION 3.01. Conditions to First Borrowing..................................34

SECTION 3.02. Conditions to All Borrowings...................................36

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES...............................................37

SECTION 4.01. Partnership or Corporate Existence and Power...................37

SECTION 4.02. Partnership or Corporate and Governmental
                     Authorization; No Contravention.........................37

SECTION 4.03. Binding Effect.................................................37

SECTION 4.04. Financial and Property Information.............................38

SECTION 4.05. No Litigation..................................................38

SECTION 4.06. Compliance with ERISA..........................................38

SECTION 4.07. Compliance with Laws; Payment of Taxes.........................38

SECTION 4.08. Subsidiaries...................................................39

SECTION 4.09. Investment Company Act.........................................39

SECTION 4.10. Public Utility Holding Company Act.............................39

SECTION 4.11. Ownership of Property..........................................39

SECTION 4.12. No Default.....................................................39

SECTION 4.13. Full Disclosure................................................40

SECTION 4.14. Environmental Matters..........................................40

SECTION 4.15. Partner Interests and Capital Stock............................40

SECTION 4.16. Margin Stock...................................................41

SECTION 4.17. Insolvency.....................................................41

SECTION 4.18. Insurance......................................................41

SECTION 4.19. Real Estate Investment Trust...................................42

SECTION 4.20. Millennium Compliance..........................................42

                                    ARTICLE V

COVENANTS....................................................................42

SECTION 5.01. Information....................................................42

SECTION 5.02. Inspection of Property, Books and Records......................44

SECTION 5.03. Total Secured Debt.............................................45

SECTION 5.04. Ratio of Total Debt to Total Assets Value......................45

SECTION 5.05. Interest Coverage..............................................45

SECTION 5.06. Restricted Payments............................................45

SECTION 5.07. Loans or Advances..............................................45

SECTION 5.09. Investments....................................................46

SECTION 5.10. Dissolution....................................................47

SECTION 5.11. Consolidations, Mergers and Sales of Assets....................47

SECTION 5.12. Use of Proceeds................................................48

SECTION 5.13. Compliance with Laws; Payment of Taxes.........................48

SECTION 5.14. Insurance......................................................48

SECTION 5.15. Change in Fiscal Year..........................................49

SECTION 5.16. Maintenance of Property; Principal Business....................49

SECTION 5.17. Environmental Notices..........................................49

SECTION 5.18. Environmental Matters..........................................49

SECTION 5.19. Environmental Release..........................................49

SECTION 5.20. Transactions with Affiliates...................................49

SECTION 5.21. Amendment of Other Agreements..................................50

SECTION 5.22. Qualification as a Real Estate Investment Trust;
                   General Partner...........................................50

SECTION 5.24. Certain Provisions Regarding Eligible Properties...............50

SECTION 5.25  Restrictions of Certain Additional Guarantees..................51

SECTION 5.26  Maintenance of Existence.......................................51

SECTION 5.27  Ratio of Total Unencumbered Assets Value to
                  Unsecured Funded Debt......................................51

                                   ARTICLE VI

DEFAULTS.....................................................................51

SECTION 6.01. Events of Default..............................................51

SECTION 6.02. Notice of Default..............................................54

                                   ARTICLE VII

THE ADMINISTRATIVE AGENT.....................................................54

SECTION 7.01. Appointment; Powers and Immunities.............................54

SECTION 7.02. Reliance by Administrative Agent...............................55

SECTION 7.03. Defaults.......................................................55

SECTION 7.04. Rights of Administrative Agent and its Affiliates
                    as a Bank................................................56

SECTION 7.05. Indemnification................................................56

SECTION 7.06  Consequential Damages..........................................57

SECTION 7.07. Payee of Note Treated as Owner.................................57

SECTION 7.08. Nonreliance on Administrative Agent and Other Banks............57

SECTION 7.09. Failure to Act.................................................58

SECTION 7.10. Resignation or Removal of Administrative Agent.................58

SECTION 7.11  Administrative Agent's Right to Replace Non-Qualifying Bank....59

                                  ARTICLE VIII

CHANGE IN CIRCUMSTANCES; COMPENSATION........................................60

SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair.......60

SECTION 8.02. Illegality.....................................................60

SECTION 8.03. Increased Cost and Reduced Return..............................61

SECTION 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans.....62

SECTION 8.05. Compensation...................................................62

                                   ARTICLE IX

MISCELLANEOUS................................................................63

SECTION 9.01. Notices........................................................63

SECTION 9.02. No Waivers.....................................................63

SECTION 9.03. Expenses; Documentary Taxes....................................64

SECTION 9.04. Indemnification................................................64

SECTION 9.05. Sharing of Setoffs.............................................65

SECTION 9.06. Amendments and Waivers.........................................65

SECTION 9.07. No Margin Stock Collateral.....................................66

SECTION 9.08. Successors and Assigns.........................................66

SECTION 9.09. Confidentiality................................................68

SECTION 9.10. Representation by Banks........................................69

SECTION 9.11. Obligations Several............................................69

SECTION 9.12. Georgia Law....................................................69

SECTION 9.13. Severability...................................................70

SECTION 9.14. Interest.......................................................70

SECTION 9.15. Interpretation.................................................71

SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction..................71

SECTION 9.17. Counterparts...................................................71

SECTION 9.18. Source of Funds -- ERISA.......................................71

SECTION 9.19. Entire Agreement...............................................71

SECTION 9.20. More Restrictive Agreements....................................72

EXHIBIT A-1    Form of Syndicated Loan Note

EXHIBIT A-2    Form of Money Market Loan Note

EXHIBIT B      Form of Opinion of Counsel for the Borrower

EXHIBIT C      Form of Opinion of Special Counsel for the Administrative Agent

EXHIBIT D      Form of Assignment and Acceptance

EXHIBIT E      Form of Notice of Borrowing

EXHIBIT F      Form of Compliance Certificate

EXHIBIT G      Form of Closing Certificate

EXHIBIT H      Form of Borrowing Base Certificate

EXHIBIT I  *   Form of Guaranty

EXHIBIT J  *   Form of Contribution Agreement

EXHIBIT K      Form of Money Market Quote Request

EXHIBIT L      Form of Money Market Quote

Schedule  4.08 Subsidiaries

*    Enclosed herewith

                      AMENDED AND RESTATED CREDIT AGREEMENT


     AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 13, 1998 among GABLES REALTY LIMITED PARTNERSHIP, the BANKS listed on the signature pages hereof, WACHOVIA BANK, N.A., as Administrative Agent, FIRST UNION NATIONAL BANK, as Syndication Agent, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Documentation Agent.

     The parties hereto agree as follows:

     This Amended and Restated Credit Agreement is an amendment and restatement of the $175,000,000 Credit Agreement by and among the Borrower, Wachovia Bank, N.A. (successor by merger to Wachovia Bank of Georgia, N.A.), First Union National Bank (successor by merger to First Union National Bank of Georgia), Guaranty Federal Bank, F.S.B., AmSouth Bank and Commerzbank AG, Atlanta Agency, and Wachovia Bank, N.A. (successor by merger to Wachovia Bank of Georgia, N.A.), as the Agent, dated as of March 28, 1996, as amended prior to the date hereof by First Amendment to Credit Agreement dated as of November 22, 1996, Second Amendment to Credit Agreement dated as of March 19, 1997 and Amended and Restated Credit Agreement dated as of August 5, 1997 (as so amended and amended and restated, the "Original Agreement"), which is superseded hereby.

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 - DEFINITIONS. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

     "Adjusted  London  Interbank  Offered  Rate" has the  meaning  set forth in
Section 2.05(c).

     "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Administrative Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as administrative agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

     "Administrative Agent's Letter Agreement" means that certain letter agreement, dated as of June 24, 1997 between the Borrower and the Administrative Agent, but only as it relates to certain fees from time to time payable by the Borrower to the Administrative Agent.

     "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

     "Applicable Margin" has the meaning set forth in Section 2.05(a).

     "Assignee" has the meaning set forth in Section 9.08(c).

     "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

     "Authority" has the meaning set forth in Section 8.02.

     "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

     "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) three quarters of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

     "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or Article VIII, as applicable.

     "Borrower" means Gables Realty Limited Partnership, a Delaware limited partnership, and its successors and its permitted assigns.

     "Borrowing" means a borrowing hereunder consisting of Syndicated Loans or Money Market Loans. A Borrowing is a "Syndicated Borrowing" if such Loans are Syndicated Loans, a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans, a "Money Market Borrowing" if such Loans are Money Market Loans and a "Fixed Rate Borrowing" if such Loans are Fixed Rate Loans.

     "Borrowing Base" means the sum of each of the following, as determined by reference to the most recent Borrowing Base Certificate furnished pursuant to
Section 3.01(h) or Section 5.01(h), as applicable:

          (i) an amount equal to the product of: (x) 7.22222; times (y) the Net Operating Income for the 12 month period ending on the last day of the month just ended prior to the date of determination, from each Eligible Property which either was on average at least 90% Economically Occupied during, or with respect to which the Construction Period Termination Date occurred prior to the commencement of, such 12 month period; provided, that if an Eligible Property satisfies the criteria set forth in both this clause (i) and in clause (ii) below, it shall be included in the calculations only in this clause (i); plus

          (ii) an amount equal to the product of: (x) 28.88889; times (y) the Net Operating Income for the 3 month period ending on the last day of the month just ended prior to the date of determination, from each Eligible Property with respect to which the Construction Period Termination Date did not occur prior to the commencement of the 12 month period ending on the last day of the month just ended prior to the date of determination; plus

          (iii) an amount equal to the lesser of: (x) 50% of the aggregate amount of cash expenditures (including indirect costs internally allocated in accordance with GAAP) as of the last day of the month just ended prior to the date of determination on all Eligible Properties which consist of Properties as to which the Construction Period Termination Date has not occurred as of such last day of the month just ended (provided, that no more than an aggregate of $5,000,000 for all Eligible Properties shall be included for land on which construction has not commenced); and (y) $50,000,000; less

          (iv) the aggregate amount of all outstanding unsecured Consolidated Debt including standby letters of credit, but excluding the outstanding balance under this Agreement.

     "Borrowing Base Certificate" means a certificate substantially in the form of EXHIBIT H, duly executed by the chief financial officer of the General Partner, setting forth in reasonable detail the calculations for each component of the Borrowing Base, and certifying availability of funds sufficient to complete all Eligible Properties then under construction.

     "Capital Stock" means any nonredeemable capital stock or shares of beneficial ownership of GBP or any Consolidated Subsidiary (to the extent issued to a Person other than GBP), whether common or preferred.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et. seq. and its implementing regulations and amendments.

     "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

     "Change in  Control"  shall mean the  occurrence  of any of the  following:
(i) more than 50% of the outstanding voting common stock of GBP is owned, directly or indirectly, by less than 6 "individuals" (as provided in Section 542(a)(2) of the Code); or (ii) a majority of the Persons comprising the Board of Directors of GBP shall during any 12 month period cease to serve on the Board of Directors of GBP for any reason other than disability or death; or (iii) the Borrower or any Guarantor shall fail to maintain their current partnership or corporate status; or (iv) GBP shall fail to own at least 65% of the partnership interests in the Borrower; or (v) the Borrower shall fail to own at least 99% of the partnership interests in Gable-Tennessee Properties and Candlewood-Indian Creek, L.P.

     "Change of Law" shall have the meaning set forth in Section 8.02.

     "Closing Certificate" has the meaning set forth in Section 3.01(e).

     "Closing Date" means May 13, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

     "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, and (ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.07 and 2.08.

     "Compliance Certificate" has the meaning set forth in Section 5.01(c).

     "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "Consolidated Income Available for Debt Service" shall mean, calculated on a consolidated basis, the sum of the Borrower's and its Subsidiaries': (i) net income before minority interests and extraordinary items in accordance with GAAP, plus (ii) depreciation and amortization, plus (iii) losses from sales or joint ventures, plus (iv) increases in deferred taxes and other non-cash items, minus (v) gains from sales or joint ventures, minus (vi) decreases in deferred taxes and other non-cash items, plus (vii) interest expense and letter of credit fees on tax exempt bonds and plus (viii) taxes (excluding ad valorem taxes).

     "Consolidated Income Available for Distribution" means, in any calendar year, the sum of the following for such calendar year, calculated on a consolidated basis for the Borrower and its Subsidiaries: (i) Consolidated Income Available for Debt Service, less (ii) interest expense and letter of credit fees on tax exempt bonds, and less (iii) taxes (excluding ad valorem taxes and taxes on gains described in clause (v) of the definition of Consolidated Income Available for Debt Service).

     "Consolidated Interest Expense" for any period means interest in respect of Debt (excluding capitalized interest) of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

     "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

     "Contribution Agreement" means the Contribution Agreement of even date herewith in substantially the form of Exhibit J to be executed by the Borrower and the Guarantors.

     "Construction Period Termination Date" means, with respect to construction of Multi-Family Properties for Eligible Properties, the date which is 3 months after the issuance of a permanent certificate of occupancy for the last unit of such Multi-Family Property which is an Eligible Property.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

     "Current Maturities of Long Term Debt" means all payments in respect of Long Term Debt (other than Debt under this Agreement) that are required to be made within one year from the date of determination, whether or not the obligation to make such payments would constitute a current liability of the obligor under GAAP, excluding, however, any such payment required to be made on the ultimate maturity date of such Debt.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid or to be paid under a letter of credit or similar instrument, (viii) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligations are assumed by such Person, and (ix) all obligations of others Guaranteed by such Person.

     "Debt Rating" means at any time whichever is the higher of the rating of the Borrower's senior unsecured, unenhanced debt (or, if no such debt exists, its issuer credit rating for debt of such type) by Moody's Investor Service or Standard and Poor's (as such rating may change from time to time, either pursuant to Section 2.05(f) or otherwise) (provided, that in the event of a double or greater split rating, the rating immediately above the lower rating shall apply), or if only one of them rates the Borrower's senior unsecured, unenhanced debt, such rating.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the interest rate (including the Applicable Margin) which is applicable to such Loan hereunder.

     "Dollars" or "$" means dollars in lawful currency of the United States of America.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close (including, without limitation, any day which is a federal banking holiday in the United States of America).

     "Economically Occupied" means, with respect to any Eligible Property or Multi-Family Property and in reference to a specified percentage, that tenants paying rental obligations are occupying at least the specified percentage of the total number of units at such Eligible Property or Multi-Family Property, as the case may be.

     "Eligible Property" means (i) a Multi-Family Property of the Borrower or any of the Guarantors consisting of real estate as to which there is no Mortgage in existence encumbering such Property and (ii) the Wachovia LC Properties, and such Multi-Family Property or Wachovia LC Property is subject to no other Liens or encumbrances, other than Permitted Encumbrances.

     "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

     "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

     "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

     "Environmental   Liabilities"  means  any  liabilities,   whether  accrued,
contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

     "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

     "Environmental   Proceedings"   means  any   judicial   or   administrative
proceedings arising from or in any way associated with any Environmental Requirement.

     "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

     "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

     "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(d).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Executive  Officer"  means any of the  following  officers  of the General
Partner: the chairman, the president, the chief financial officer, the chief accounting officer, any senior vice president and the secretary.

     "Facility Fee" has the meaning set forth in Section 2.06(a).

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

     "Fiscal Quarter" means any fiscal quarter of the Borrower.

     "Fiscal Year" means any fiscal year of the Borrower.

     "Fixed Rate Loan" means any Euro-Dollar Loan or Money Market Loan.

     "Funded Debt" means, without duplication, Long-Term Debt plus Current Maturities of Long-Term Debt.

     "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

     "GBP" means Gables Residential Trust, a Maryland trust.

     "General Partner" means the sole general partner of the Borrower (which, on the Closing Date, is Gables GP, Inc.) or, if there is more than one such general partner, the managing general partner of the Borrower.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranty" means the Guaranty Agreement of even date herewith in substantially the form of Exhibit I to be executed by the Guarantors, unconditionally and jointly and severally Guaranteeing payment of the Loans, the Notes and all other obligations of the Borrower to the Administrative Agent and the Banks hereunder, including without limitation all principal, interest, fees, costs, and compensation and indemnification amounts.

     "Guarantors" means any one or more or all of the following, as the context shall require: (i) GBP, Gables GP, Inc., a Texas corporation, and
Gables-Tennessee Properties, a Tennessee general partnership; and (ii) any Significant Subsidiary which becomes a Guarantor pursuant to Section 5.23; and
(iii) any other  Subsidiary  which  elects to  become a  Guarantor  pursuant  to
Section  5.23;  in each case subject to the  provisions  of the last sentence of
Section 5.11.

     "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

          (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

          (a) any Interest Period (subject to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) no Interest Period which begins before the Termination Date and would otherwise end after the Termination Date may be selected.

(3) with respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending on the Stated Maturity Date or such other date or dates as may be specified in the applicable Money Market Quote; provided that:

          (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

     "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

     "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

     "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Base Rate Loan, Euro-Dollar Loan, Money Market Loan or Syndicated Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Money Market Loans or Syndicated Loans, or any or all of them, as the context shall require.

     "Loan Documents" means this Agreement, the Notes, the Guaranty, the Contribution Agreement, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

     "London  Interbank  Offered  Rate" has the  meaning  set  forth in  Section
2.05(d).

     "Long-Term Debt" means at any date any Consolidated Debt which matures (or the maturity of which may at the option of the Borrower or any Consolidated Subsidiary be extended such that it matures) more than one year after such date.

     "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

     "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of GBP, the General Partner, the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

     "Money Market Borrowing Date" has the meaning specified in Section 2.02A.

     "Money Market Loan" means any Loan made by one or more of the Banks pursuant to Section 2.02(A).

     "Money Market Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay the Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

     "Money Market Quote" has the meaning specified in Section 2.02A.

     "Money Market Quote Request" has the meaning specified in Section 2.02A(b).

     "Money Market Rate" has the meaning specified in Section 2.02A(c)(ii)(C).

     "Mortgage" means a mortgage, deed to secure debt, deed of trust or similar instrument.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Multi-Family   Property"  means  residential   apartment  communities  and
undeveloped land acquired for development thereof.

     "Net Operating Income" means, for any Multi-Family Property, the portion of Consolidated Income Available for Debt Service derived from such Multi-Family Property (which calculation includes an assumed 4% for management services).

     "Notes" means each of the Syndicated Loan Notes or Money Market Loan Notes, or any or all of them, as the context shall require.

     "Notice of Borrowing" has the meaning set forth in Section 2.02.

     "Officer's Certificate" has the meaning set forth in Section 3.01(f).

     "Original Agreement" has the meaning set forth in the preamble hereto.

     "Original Notes" means the Notes executed and delivered pursuant to the Original Agreement.

     "Participant" has the meaning set forth in Section 9.08(b).

     "Partner Interests" means any partner interests in the Borrower, whether limited or general.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Encumbrances" means, with respect to any Eligible Property included in the Borrowing Base, (i) Liens incidental to the conduct of its business or the ownership of its assets which (x) do not secure Debt and (y) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business, (ii) any Mortgage in favor of the relevant institutional trustee only (but not in favor of Wachovia, as letter of credit issuer), with respect to the Wachovia LC Properties, and (iii) any other Liens and encumbrances expressly consented to by the Administrative Agent.

     "Performance  Pricing  Determination  Date"  has the  meaning  set forth in
Section 2.05(a).

     "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

     "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

     "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

     "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable for cash (by sinking fund or similar payments or otherwise) or (ii) redeemable for cash at the option of the holder thereof.

     "Refunding Loan" means a new Syndicated Loan made on the day on which an outstanding Syndicated Loan is maturing or a Base Rate Borrowing is being converted to a Euro-Dollar Rate Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to
Section 2.02(c) or remitted to the Administrative Agent as provided in Section 2.11, in each case as contemplated in Section 2.02(d).

     "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the sum of the (i) Syndicated Loans and (ii) Money Market Loans.

     "Restricted Payment" means (i) any distribution on any Partner Interests (other than distributions consisting solely of additional Partner Interests) or
(ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any Partner Interests or (b) any option, warrant or other right to acquire Partner Interests.

     "Significant Subsidiary" means any Subsidiary which either (x) has assets which constitute more than 5% of Consolidated Total Assets at the end of the most recent Fiscal Quarter, or (y) contributed more than 5% of Consolidated Income Available for Debt Service during the most recent Fiscal Quarter and the 3 Fiscal Quarters immediately preceding such Fiscal Quarter (or, with respect to any Subsidiary which existed during the entire 4 Fiscal Quarter period but was acquired by the Borrower during such period, which would have contributed more than 5% of Consolidated Income Available for Debt Service during such period had it been a Subsidiary for the entire period).

     "South Florida Acquisition" means the Borrower's acquisition of the properties and operations of Trammell Crow Residential South Florida ("TCR/SF"), which consists of up to 15 multifamily apartment communities containing a total of 4,197 apartment homes and all of TCR/SF's residential construction and development and third party management activities in South Florida, pursuant to a definitive purchase agreement containing terms which include total consideration of $368,250,000, consisting of $77,375,000 in common stock or operating apartment units, $155,000,000 in cash and the assumption of $135,875,000 in tax-exempt debt.

     "Stated Maturity Date" means, with respect to any Money Market Loan, the Stated Maturity Date therefor specified by the Bank in the applicable Money Market Quote.

     "Subsidiary" means (i) any corporation or other entity the majority of the shares of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower and/or GBP, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower, GBP, the General Partner, another Subsidiary, and/or one or more of Marcus E. Bromley, John T. Rippel, Marvin R. Banks, Jr. and C. Jordan Clark (or, in the event of death or disability of any of the foregoing individuals, his respective legal representative(s)), or such individuals' successors in office as an officer of such Subsidiary or the Secretary of such Subsidiary, and (ii) any other entity (other than GBP or the Borrower) the accounts of which are consolidated with the accounts of the Borrower.

     "Syndicated Loans" means Base Rate Loans or Euro-Dollar Loans made pursuant to the terms and conditions set forth in Section 2.01.

     "Syndicated Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-1, evidencing the obligation of the
Borrower to repay Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

     "Taxes" has the meaning set forth in Section 2.11(c).

     "Termination Date" means May 13, 2001, provided, that if any of the following events occur, the Termination Date shall be such earlier date or later date as is applicable pursuant to the following: (i) such later date to which it is extended by the Banks pursuant to Section 2.04(b), in their sole and absolute discretion; (ii) such earlier date on which the Commitments are terminated pursuant to Section 2.08 following the occurrence of a Change in Control; (iii) such earlier date on which the Commitments are terminated pursuant to Section
6.01 following the occurrence of an Event of Default; or (iv) such earlier date on which the Borrower terminates the Commitments entirely pursuant to Section 2.07.

     "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

     "Total Assets Value" means the sum of:

          (i) the quotient of (x) the Net Operating Income for the 12 month period ending on the last day of the month just ended prior to the date of determination, from each Multi-Family Property which either was on average at least 90% Economically Occupied during, or with respect to which the Construction Period Termination Date occurred prior to the commencement of, such 12 month period, divided by (y) 0.09; provided, that if an Eligible Property satisfies the criteria set forth in both this clause(i) and in clause (ii) below, it shall be included in the calculations only in clause
     (ii) below; plus

          (ii) an amount equal to the quotient of (x) 400% of the Net Operating Income for the 3 month period ending on the last day of the month just ended prior to the date of determination, from each Multi-Family Property with respect to which the Construction Period Termination Date did not occur prior to the commencement of the 12 month period ending on the last day of the month just ended prior to the date of determination, divided by
     (y) 0.09; plus

          (iii) an amount equal to 50% of the aggregate amount of cash expenditures (including indirect costs internally allocated in accordance with GAAP) as of the last day of the month just ended prior to the date of determination on all Multi-Family Properties as to which the Construction Period Termination Date has not occurred as of such last day of the month just ended.

     "Total Debt" shall mean the sum (without duplication) of (i) total liabilities of the Borrower and the Guarantors, on a consolidated basis, plus
(ii) the aggregate amount of Debt Guaranteed by the Borrower, the Guarantors and the other Subsidiaries (other than Guarantees which have been fully cash collateralized), plus the face amount of all letters of credit for which any of the Borrower or the Guarantors is the account party, determined at the end of the Borrower's most recent Fiscal Quarter.

     "Total Secured Debt" shall mean, without duplication, all Debt of the Borrower and the Guarantors consisting of: (i) capitalized leases; (ii) money borrowed or the deferred purchase price of real property which is also secured by a Mortgage on any real property owned by the Borrower or any Guarantor; or
(iii) reimbursement obligations pertaining to any letter of credit.

     "Total Unencumbered Assets Value" means Total Assets Value, but determined with reference only to (i) Multi-Family Properties which are not subject to a Mortgage and (ii) the Wachovia LC Properties.

     "Transferee" has the meaning set forth in Section 9.08(d).

     "Unsecured Funded Debt" means any Funded Debt which is not secured by a Mortgage on any Property, other than, with respect to the Wachovia LC Properties, any Permitted Encumbrance.

     "Unused Commitment" means at any date, with respect to any Bank, an amount equal to the sum of (i) its Commitment, less (ii) the aggregate outstanding principal amount of its Syndicated Loans(but not its Money Market Loans).

     "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

     "Wachovia LC Properties" means the following Properties, as to each of which Wachovia has issued its unsecured letter of credit to an institutional trustee as a credit enhancement for revenue bonds or similar instruments: the Arbor Crest project, the Arbor Knoll project, the Wood Arbor project and the Wood Crossing Project.

     "Wholly Owned Subsidiary" means any Subsidiary all of the shares of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower and/or GBP, and all of the shares of the voting capital stock or other equivalent ownership interests of which are at the time directly or indirectly owned by the Borrower, GBP, another Wholly Owned Subsidiary, and/or one or more of Marcus E. Bromley, John T. Rippel, Marvin R. Banks, Jr. and C. Jordan Clark (or, in the event of death or disability of any of the foregoing individuals, his respective legal representative(s)), or such individuals' successors in office as an officer of such Subsidiary or the Secretary of such Subsidiary.

     SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan
Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in
Section 4.04).

     SECTION 1.03. REFERENCES. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

     SECTION 1.04. USE OF DEFINED TERMS. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

     SECTION 1.05. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01. COMMITMENTS TO LEND. (a) SYNDICATED LOANS. Each Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans to the Borrower from time to time before the Termination Date; provided that,

          (i) immediately after each such Syndicated Loan is made, the aggregate outstanding principal amount of Syndicated Loans by such Bank shall not exceed the amount of its Commitment, and

          (ii) the aggregate outstanding principal amount of all Syndicated Loans and Money Market Loans shall not exceed the lesser of (A) the aggregate amount of the Commitments and (B) the Borrowing Base.

Each Syndicated Borrowing under this Section shall be in an aggregate principal amount of $3,000,000 or any larger integral multiple of $500,000 (except that any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.09, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date.


     SECTION  2.02.  METHOD  OF  BORROWING.  (a) The  Borrower  shall  give  the
Administrative Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, prior to 10:00 A.M. (Atlanta, Georgia time) on the same Domestic Business Day for each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii) the aggregate amount of such Borrowing,

          (iii) whether the Borrowing is to be a Base Rate Borrowing or a Euro-Dollar Borrowing,

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

(b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.(c) Not later than 2:00 P.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing (or, if the notice required to be given by the Administrative Agent pursuant to paragraph (b) of this Section shall be given later than 12:00 Noon, Atlanta, Georgia time on the date of any Syndicated Borrowing, not later than two (2) hours following the time such notice is given on the date of each Syndicated Borrowing), each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address determined pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in
Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's address referred to in or specified pursuant to Section 9.01, no later than 4:00 P.M. (local time at such address)on the Domestic Business Day before the date of a Syndicated Borrowing (or, with respect to Base Rate Loans, by 2:00 P.M. on the date of such Syndicated Borrowing) stating that such Bank will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Administrative Agent makes such Bank's ratable share available to the Borrower as provided above and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Administrative Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

(d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Administrative Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Administrative Agent as provided in Section 2.11, as the case may be.

(e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing or Money Market Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).

(f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

(g) Notwithstanding anything to the contrary contained herein, there shall not be more than 8 Euro-Dollar Borrowings and Money Market Borrowings outstanding at any given time.

     SECTION 2.02 A. MONEY MARKET LOANS. (a) In addition to making Syndicated Borrowings, so long as the Debt Rating is BBB- or Baa3 or higher, the Borrower may, as set forth in this Section 2.02A, request the Banks to make offers to make Money Market Borrowings available to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.02A, provided that:

          (i) the number of interest rates applicable to Money Market Loans which may be outstanding at any given time is subject to the provisions of
     Section 2.02(g);

          (ii) the aggregate principal amount of all Money Market Loans at any one time outstanding shall not exceed an amount equal to 50% of the aggregate amount of the Commitments of all of the Banks at such time;

          (iii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time; and

          (iv) the Money Market Loans of any Bank will be deemed to be usage of the Commitments for the purpose of calculating availability pursuant to
     Section 2.01(a)(ii) and 2.02A(a)(iii), but will not reduce such Bank's obligation to lend its pro rata share of the remaining Unused Commitment.

     (b) When the Borrower wishes to request offers to make Money Market Loans, it shall give the Administrative Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit K (a "Money Market Quote Request") so as to be received no later than 10:00 A.M. (Atlanta, Georgia time) at least 2 Domestic Business Days prior to the date of the Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree), specifying:

     (i) the proposed date of such Money Market Borrowing, which shall be a Euro-Dollar Business Day (the "Money Market Borrowing Date");

     (ii) the maturity date (or dates) (each a "Stated Maturity Date") for repayment of each Money Market Loan to be made as part of such Money Market Borrowing (which Stated Maturity Date shall be that date occurring not less than 7 days but not more than 180 days from the date of such Money Market Borrowing); provided that the Stated Maturity Date for any Money Market Loan may not extend beyond the Termination Date (as in effect on the date of such Money Market Quote Request); and

     (iii) the aggregate amount of principal to be requested by the Borrower as a result of such Money Market Borrowing, which shall be at least $3,000,000 (and in larger integral multiples of $1,000,000) but shall not cause the limits specified in Section 2.02A(a) to be violated.

The Borrower may request offers to make Money Market Loans having up to 3 different Stated Maturity Dates in a single Money Market Quote Request; provided that the request for each separate Stated Maturity Date shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the immediately preceding sentence, after the first Money Market Quote Request has been given hereunder, no Money Market Quote Request shall be given until at least 5 Domestic Business Days after all prior Money Market Quote Requests have been fully processed by the Administrative Agent, the Banks and the Borrower pursuant to this Section 2.02A.

     (c) (i) Each Bank may, but shall have no obligation to, submit a response containing an offer to make a Money Market Loan substantially in the form of EXHIBIT L (a "Money Market Quote") in response to any Money Market Quote Request; provided that, if the Borrower's request under Section 2.02A(b) specified more than 1 Stated Maturity Date, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Stated Maturity Date and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Administrative Agent not later than 10:00 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date; provided that any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date (or 15 minutes prior to the time that the other Banks are required to have submitted their respective Money Market Quotes). Subject to Section 5.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

     (ii) Each Money Market Quote shall specify:

     (A) the proposed Money Market Borrowing Date and the Stated Maturity Date therefor;

     (B) the principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Money Market Quote, which principal amounts (x) may be greater than or less than the Commitment of the quoting Bank,
(y) shall be at least  $3,000,000 or a larger integral  multiple of $500,000 and
(z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

     (C) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) offered for each such Money Market Loan (such amounts being hereinafter referred to as the "Money Market Rate"); and

     (D) the identity of the quoting Bank.

     Unless otherwise agreed by the Administrative Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period) and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

     (d) The Administrative Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:30 A.M. (Atlanta, Georgia time)) on the Money Market Borrowing Date, notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.02A(c) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the principal amounts of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

     (e) Not later than 11:00 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date, the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section

2.02A(d) and the Administrative Agent shall promptly notify each Bank which submitted an offer. In the case of acceptance, such notice shall specify the aggregate principal amount of offers (for each Stated Maturity Date) that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the aggregate principal amount of each Money Market Loan comprising a Money Market Borrowing shall be at least $3,000,000 (and in larger integral multiples of $1,000,000) but shall not cause the limits specified in Section 2.02A(a) to be violated;

          (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

          (iv) the Borrower may not accept any offer where the Administrative Agent has advised the Borrower that such offer fails to comply with Section 2.02A(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including without limitation, Section 2.02A(a)).

     If offers are made by 2 or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Stated Maturity Date, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     (f) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 12:00 P.M. (Atlanta, Georgia time) on the Money Market Borrowing Date, make the amount of such Money Market Loan allocated to it available to the Administrative Agent at its address referred to in Section 8.01 in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, not later than 2:00 P.M. (Atlanta, Georgia time), in an account of such Borrower maintained with Wachovia.

     (g) After any Money Market Loan has been funded, the Administrative Agent shall notify the Banks of the aggregate principal amount of the Money Market Quotes received and the highest and lowest rates included in such Money Market Quotes.

     SECTION 2.03. NOTES. (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

     (b) The Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Money Market Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to 50% of the original principal amount of the aggregate Commitments.

     (c) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Administrative Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     (d) In the event of loss, theft, destruction, total or partial obliteration, mutilation or inappropriate cancellation of a Note, the Borrower will execute and deliver, in lieu thereof, a replacement Note identical in form and substance to such Note and dated as of the date of such Note.

     SECTION 2.04. MATURITY OF LOANS. (a) Each Loan included in any Borrowing shall mature, and the principal amount thereof and interest thereon shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on May 13, 2001, unless the Termination Date is otherwise extended by the Banks, in their sole and absolute discretion. Upon the written request of the Borrower, which request shall be delivered to the Agent at least 90 days prior to each Extension Date (as such term is hereinafter defined), the Banks shall have the option (without any obligation whatsoever so to do) of extending the then current Termination Date for additional one-year periods from the then current Termination Date on but not before each of May 13, 1999 and May 13, 2000 (each, an "Extension Date"), but in no event shall the Commitment of any Bank or any Loan hereunder be outstanding for a period greater than three (3) years. Notwithstanding any request by the Borrower as described in the foregoing sentence, in the event that a Bank chooses, in its sole and absolute discretion, not to extend the Termination Date for such an additional one-year period, notice shall be given by such Bank to the Borrower and the Agent not more than 60 days but not less than 45 days prior to the relevant Extension Date; provided, that the Termination Date shall not be extended with respect to any of the Banks unless the Required Banks are willing to extend the Termination Date and either (x) the remaining Banks shall elect to purchase ratable assignments (without any obligation so to do) from such terminating Bank (in the form of an Assignment and Acceptance) in accordance with their respective percentage of the remaining aggregate Commitments; provided, that, such Banks shall be provided such opportunity (which opportunity shall allow such Banks at least 30 days in which to make a decision) prior to the Borrower finding another bank pursuant to the immediately succeeding clause (y); and, provided, further, that, should any of the remaining Banks elect not to purchase such an assignment, then, such other remaining Banks shall be entitled to purchase an assignment from any terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be, or (y) the Borrower shall find another bank, acceptable to the Agent, willing to accept an assignment from such terminating

Bank (in the form of an Assignment and Acceptance) or (z) the Borrower shall reduce the aggregate Commitments in an amount equal to the Commitment of any such terminating Bank and pay to the terminating Bank all principal, interest, fees and other amounts then payable to it hereunder and under such terminating Bank's Notes. Notwithstanding the foregoing, if the Termination Date is not extended for an additional one year period on each Extension Date, there shall be no further Extension Dates or extensions of the Termination Date. If the Termination Date is extended for an additional one year period on each Extension Date, the Borrower shall pay to the Agent, for the ratable account of the remaining Banks, an extension fee in an amount equal to 0.1% of the aggregate Commitments in effect on the relevant Extension Date, which fee shall be payable on such Extension Date.

     SECTION 2.05. INTEREST RATES. (a) "Applicable Margin" means (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, (x) for any Base Rate Loan, (0.25)%, and (y) for any Euro-Dollar Loan, 0.80%; and (ii) from and after the first Performance Pricing Determination Date, (x) for any Base Rate Loan, (0.25)% and (y) for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Debt Rating for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date; provided, that (i) if there is no Debt Rating, the Applicable Margin for Euro-Dollar Loans shall be based upon Level IV of the table below, and (ii) for Euro-Dollar Loans in effect under the Original Agreement on the Closing Date, the Applicable Margin in effect under the Original Agreement shall continue to apply thereto for the remainder of the Interest Period with respect thereto.

================= ===================  ============ ============ ==============
                        Level I          Level II     Level III     Level IV
----------------- -------------------  ------------ ------------ --------------
Debt Rating       Equal to or greater       BBB         BBB-     Less than BBB-
                        than BBB+
                            or              or          or            or
                  Equal to or greater
                        than Baa1           Baa2        Baa3     Less than Baa3
----------------- -------------------  ------------ ------------ --------------
Applicable Margin         0.675            0.80         0.95         1.15
================= ===================  ============ ============ ==============

In determining the amounts to be paid by the Borrower pursuant to Sections 2.05(b), and 2.06(a), the Borrower and the Banks shall refer to the Borrower's Debt Rating from time to time. For purposes hereof, "Performance Pricing Determination Date" shall mean each date on which the Debt Rating changes. Each change in interest and fees as a result of a change in Debt Rating shall be effective only for Loans (including Refunding Loans) which are made on or after the relevant Performance Pricing Determination Date. All determinations hereunder shall be made by the Administrative Agent unless the Required Banks or the Borrower shall object to any such determination. The Borrower shall promptly notify the Administrative Agent of any change in the Debt Rating.

     (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day less the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 1 month, at intervals of 1 month after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount equal or comparable to the principal amount of such Euro-Dollar Loan.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

     (f) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Money Market Loan is made until it becomes due, at a rate per annum equal to the applicable Money Market Rate set forth in the relevant Money Market Quote. Such interest shall be payable on the Stated Maturity Date thereof, and, if the Stated Maturity Date occurs more than 90 days after the date of the relevant Money Market Loan, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     SECTION 2.06. FEES. (a) The Borrower shall pay to the Administrative Agent, for the ratable account of each Bank, a facility fee (the "Facility Fee") on the maximum amount of the aggregate Commitments in effect for any relevant period, irrespective of usage, calculated in the manner provided in Section 2.06(a)(ii), at a rate per annum equal to (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 0.15%, and
(ii) from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Debt Rating for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date; provided, that if there is no Debt Rating, the Facility Fee shall be based upon Level IV of the table below. The Facility Fee shall accrue at all times from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each March 31, June 30, September 30 and December 31 and on the Termination Date.

================= ================== ============= ============ ==============
                        Level I         Level II    Level III     Level IV
----------------- ------------------ ------------- ------------ --------------
Debt Rating       Equal to or greater     BBB          BBB-     Less than BBB-
                       than BBB+
                          or              or           or             or
                  Equal to or greater
                       than Baa1          Baa2        Baa3      Less than Baa3
----------------- ------------------- ------------ ------------ --------------
Facility Fee             0.125            0.15         0.15         0.15
================= =================== ============ ============ ==============

     (b) The Borrower shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Administrative Agent's Letter Agreement.

     SECTION 2.07. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least 3 Domestic Business Days' notice to the Administrative Agent, terminate at any time, or proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger integral multiple of $1,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.06) shall be due and payable on the effective date of such termination.

     SECTION 2.08.  MANDATORY  REDUCTION AND  TERMINATION  OF  COMMITMENTS.  The
Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date. In the event of a Change in Control, the Administrative Agent (acting at the direction of the Required Banks) may terminate the Commitments on a date specified in a notice to the Borrower, which date (i) must be at least 3 Domestic Business Days following the date of such notice, and (ii) shall constitute the Termination Date for all purposes hereunder.

     SECTION 2.09. OPTIONAL PREPAYMENTS. (a) The Borrower may, upon at least 2 Domestic Business Days' notice to the Administrative Agent, prepay any Fixed Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $3,000,000 or any larger integral multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, plus the amount of compensation determined to be due pursuant to Section 8.05, if such prepayment is not made on the last of an Interest Period. Each such optional prepayment shall be applied to prepay ratably the Fixed Rate Loans of the several Banks included in such Fixed Rate Borrowing.

     (b) The Borrower may, upon at least 1 Domestic Business Days' notice to the Administrative Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $ 3,000,000 or any larger integral multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

     (c) Upon receipt of a notice of prepayment pursuant to this Section 2.09, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

     SECTION 2.10. MANDATORY PREPAYMENTS. (a) On each date on which the Commitments are reduced pursuant to Section 2.07, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount required to be paid pursuant to Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced. On the Termination Date, the Borrower shall make the payments required to be made pursuant to Section 2.08.

     (b) On each date on which the aggregate outstanding principal amount of all Syndicated Loans and Money Market Loans exceeds the lesser of (A) the aggregate amount of the Commitments and (B) the Borrowing Base (the "Excess"), the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 8.05(a)), by the amount of the Excess.

     (c) Each such payment or prepayment shall be applied ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority:(i) first, to Base Rate Loans; (ii) secondly, to Euro-Dollar Loans; and (iii) lastly, to Money Market Loans.

     SECTION 2.11. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 P.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks, such payment to be distributed by the Administrative Agent (x) by 2:00 P.M. on the date of receipt by the Administrative Agent, provided that such payment was received by the Administrative Agent by 1:00 P.M. (Atlanta, Georgia time), and
(y) by 2:00 P.M. (Atlanta, Georgia time) on the date following the date of receipt by the Administrative Agent, if such payment was received by the Administrative Agent after 1:00 P.M. (Atlanta, Georgia time). If the Administrative Agent shall fail to make such distribution within the time required by the immediately preceding sentence, such distribution shall be made together with interest thereon, for each day during the period from the date such distribution should have been so made until the date such distribution actually is made, at a rate per annum equal to the Federal Funds Rate.

     (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or Money Market Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

     (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made.

     Each Bank which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

     In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.11(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

     Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.11(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

     SECTION 2.12. COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans and Money Market Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                   ARTICLE III
                            CONDITIONS TO BORROWINGS

     SECTION 3.01. CONDITIONS TO FIRST BORROWING. The obligation of each Bank to make a Syndicated Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Administrative Agent of the following (as to the documents described in paragraphs (a), (c),(d) and (e) below, in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Administrative Agent):

     (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart, with the original to be sent to the Administrative Agent by overnight courier);

     (b) a duly executed Syndicated Loan Note and Money Market Loan Note for the account of each Bank complying with the provisions of Section 2.03 and a duly executed Guaranty and Contribution Agreement, and from each Bank which holds any of the Original Notes, such Original Notes;

     (c) an opinion letter (i) (together with any opinions of local counsel relied on therein) of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for the Borrower, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, the forms attached hereto as Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Bank may reasonably request;

     (d) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

     (e) a certificate (the "Closing Certificate") substantially in the form of Exhibit G), dated as of the Closing Date, signed by an Executive Officer (other than the Secretary), to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

     (f) all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes and the Guaranty, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including, without limitation, certificates of incumbency of the General Partner and of each Guarantor, signed by the Secretary or an Assistant Secretary of the General Partner and each Guarantor, in form and substance satisfactory to the Administrative Agent (the "Officer's Certificate"), certifying as to the names, true signatures and incumbency of the officer or officers of the General Partner and Guarantor authorized to execute and deliver the Loan Documents on behalf of the Borrower or Guarantor, and certified copies of the following items:

          (i) for the Borrower (1) its Certificate of Limited Partnership and all amendments thereto, issued by the Secretary of State of Delaware; (2) its Partnership Agreement and all amendments thereto, (3) a certificate of Existence and Good Standing issued by the Secretary of State of Delaware,
     (4) its Application for Registration as a Foreign Limited Partnership and all amendments thereto, filed in the office of the Secretary of State of Texas and (5) a Certificate of Existence issued by the Secretary of State of Texas;

          (ii) for the General Partner, (1) its Certificate of Incorporation and all amendments thereto, issued by the Secretary of State of Texas, (2) its Bylaws and all amendments thereto, (3) a Certificate of Existence issued by the Secretary of State of Texas, (4) a Certificate of Account Status issued by the Comptroller of Public Accounts for the State of Texas, and (5) resolutions of the Board of Directors pertaining to the execution and delivery by (x) the Borrower of the Credit Agreement, the Notes, the Contribution Agreement and the other Loan Documents to which the Borrower is a party and (y) the General Partner of the Guaranty and the Contribution Agreement;

          (iii) for GBP, (1) its Declaration of Trust and all amendments thereto, (2) its Bylaws and all amendments thereto, and (3) resolutions of the Board of Trustees pertaining to the execution and delivery of the Guaranty and the Contribution Agreement; and

          (iv) for Gables-Tennessee Properties (1) its Partnership Agreement and all amendments thereto, and (2) resolutions of the Board of Directors of the General Partner (as general partner of Gables-Tennessee Properties, or as general partner of the Borrower, which is general partner of Gables-Tennessee Properties) pertaining to the execution and delivery by Gables-Tennessee Properties of the Guaranty and the Contribution Agreement.

     (g) a Notice of Borrowing or notification pursuant to Section 2.02A(e)of acceptance of one or more Money Market Quotes, as the case may be;

     (h) receipt of the initial Borrowing Base Certificate, showing the Borrowing Base as of the Closing Date; and

     (i) receipt of the fees required to be paid on the Closing Date pursuant to Sections 2.06.

The initial Borrowing hereunder shall include Loans in an amount which is sufficient to pay in full all existing principal of and accrued and unpaid interest of all Syndicated Loans outstanding under the Original Agreement on the Closing Date, and all amounts payable pursuant to Section 7.05 with respect thereto, and to the extent that any Bank has any Syndicated Loans to be so repaid, its funding of such initial Loans shall be made pursuant to Section 2.02(d). All Money Market Loans of any Bank which outstanding under the Original Agreement on the Closing Date shall be deemed to be evidenced by the new Money Market Loan Note issued to such Bank pursuant to Section 3.01(b).

     SECTION 3.02. CONDITIONS TO ALL BORROWINGS. The obligation of each Bank to make a Syndicated Loan or Money Market Loan, as the case may be, on the occasion of each Borrowing is subject to the satisfaction of the following conditions except as expressly provided in the last sentence of this Section 3.02:

          (a) receipt by the Administrative Agent of a Notice of Borrowing or notification pursuant to Section 2.02A(e) of acceptance of one or more Money Market Quotes, as applicable.

          (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

          (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

          (d) the fact that, immediately after such Borrowing, the conditions set forth in clauses (i) and (ii) of Section 2.01 shall have been satisfied.

Each Syndicated Borrowing and each Money Market Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b),
(c) and (d) of this Section; provided that if such Borrowing is a Syndicated Borrowing which consists solely of a Refunding Loan, such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in
Section 4.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     The Borrower and (by incorporation by reference in the Guaranty) the Guarantors, as expressly stated, each represent and warrant that:

     SECTION 4.01. PARTNERSHIP OR CORPORATE EXISTENCE AND POWER. The Borrower is a limited partnership duly created and validly existing under the laws of Delaware, GBP is a trust duly created, validly existing and in good standing under the laws of Maryland, the General Partner is a corporation duly organized, validly existing and in good standing under the laws of Texas, and each of the foregoing is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all partnership powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any such failure does not have and is not reasonably expected to cause a Material Adverse Effect.

     SECTION 4.02. PARTNERSHIP OR CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and by the Guarantors of the Guaranty (i) are within the Borrower's partnership powers and the Guarantor's respective corporate powers, (ii) have been duly authorized by all necessary partnership or corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, other than filings required by federal or state securities laws with respect to this Agreement (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of limited partnership or partnership agreement of the Borrower or the articles of incorporation or by-laws of any Guarantor or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower, any Guarantor or any other Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower, any Guarantor or any other Subsidiaries.

     SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes, the Guaranty and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower and the Guarantors parties thereto, enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

     SECTION 4.04. FINANCIAL AND PROPERTY INFORMATION. (a) The balance sheet of GBP and the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, in the case of GBP reported on by Arthur Andersen LLP, copies of which have been delivered to each of the Banks, and the unaudited financial statement of GBP and consolidated financial statements of the Borrower for the interim period ended September 30, 1997, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with GAAP, subject in the case of quarterly statements to normal year end audit adjustments, the consolidated financial position of GBP and the Borrower and its Consolidated Subsidiaries, respectively, as of such dates and their consolidated results of operations and cash flows for such periods stated.

     (b) Since December 31, 1996, there has been no event, act, condition or occurrence having a Material Adverse Effect.

     (c) All material information concerning the Properties which has been furnished to the Banks by the Borrower is true and correct in all material respects.

     SECTION 4.05. NO LITIGATION. There is no action, suit or proceeding pending, or to the knowledge of the Executive Officers, threatened, against or affecting the Borrower, any Guarantor or any other Subsidiaries before any court or arbitrator or any governmental body, agency or official which has or is reasonably expected to cause a Material Adverse Effect or which in any manner draws into question the validity of or is reasonably expected to impair the ability of the Borrower or any Guarantor to perform its obligations under, this Agreement, the Notes, the Guaranty or any of the other Loan Documents.

     SECTION 4.06. COMPLIANCE WITH ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA, except where any such failure does not involve an aggregate amount in excess of $2,500,000.

     (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

     SECTION 4.07. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. The Borrower, the Guarantors and the other Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where (i) such compliance is being contested in good faith through appropriate proceedings or (ii) any failure to comply does not have and is not reasonably expected to cause a Material Adverse Effect. There have been filed on behalf of the Borrower, the Guarantors and the other Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower, the Guarantors or any other Subsidiary have been paid, except: (A) ad valorem taxes not due and payable; and
(B) other liabilities, if (1) they are being contested in good faith and against which the Borrower, Guarantor or Subsidiary has set up reserves in accordance with GAAP, or (2) the aggregate amount involved is not in excess of $2,500,000. The charges, accruals and reserves on the books of the Borrower, the Guarantors and the other Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower and the Guarantors, adequate. United States income tax returns of GBP for the 1994 Fiscal Year have been timely filed. GBP has received no written communication from the Internal Revenue Service regarding such returns.

     SECTION 4.08. SUBSIDIARIES. The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08, as supplemented from time to time, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

     SECTION 4.09. INVESTMENT COMPANY ACT. Neither the Borrower, the Guarantors nor any other Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.10. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower, any Guarantor nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.11. OWNERSHIP OF PROPERTY. Each of the Borrower, the Guarantors and the Subsidiaries has title to its properties sufficient for the conduct of its business, except where any such failure does not have and is not reasonably expected to cause a Material Adverse Effect.


     SECTION 4.12. NO DEFAULT. Neither the Borrower, the Guarantors nor any of the Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which has or is reasonably expected to cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 4.13. FULL DISCLOSURE. All information heretofore furnished by the Borrower or any Guarantor to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true, accurate and complete in all material respects or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower and the Guarantors have disclosed to the Banks in writing any and all facts which have had or are reasonably expected to cause a Material Adverse Effect.

     SECTION 4.14. ENVIRONMENTAL MATTERS. (a) Neither the Borrower, the Guarantors nor any other Subsidiary is, to the knowledge of the Executive Officers, subject to any Environmental Liability which has had or is reasonably expected to cause a Material Adverse Effect and neither the Borrower, the Guarantors nor any other Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA, except as disclosed in writing to the Administrative Agent (and the Administrative Agent shall promptly furnish a copy of any such disclosure to the Banks). None of the Properties has been identified on any current or proposed
(i) National Priorities List under 40 C.F.R. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA, except as disclosed in writing to the Administrative Agent, if any such disclosures have been made.

     (b) No Hazardous Materials have been permitted or are being permitted to be used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Executive Officers, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, stored, disposed of, managed, or otherwise handled in all material respects in compliance with all applicable
Environmental Requirements and except as disclosed in writing to the Administrative Agent.

     (c) The Borrower, each Guarantor and each of the Subsidiaries, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements (including, to the best knowledge of the Executive Officers, with respect to any Environmental Releases) in connection with the operation of the Properties and the Borrower's, each Guarantor's and each other Subsidiary's respective businesses, except where any such failure to comply does not have and is not reasonably expected to cause a Material Adverse Effect.

     SECTION 4.15. PARTNER INTERESTS AND CAPITAL STOCK. All Partner Interests and Capital Stock, debentures, bonds, notes and all other securities of the Borrower, each Guarantor and each of the other Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws, except where any such failure to comply does not and is not reasonably expected to cause a Material Adverse Effect. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of non-voting Capital Stock of each of the Borrower's other Subsidiaries is owned by the Borrower free and clear of any Lien or adverse claim.

     SECTION 4.16. MARGIN STOCK. Neither the Borrower, any Guarantor nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

     SECTION 4.17. INSOLVENCY. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement: (i) neither the Borrower nor any Guarantor will (x) be "insolvent," within the meaning of such term as used in O.C.G.A. 18-2-22 or as defined in 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable state law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

     SECTION 4.18. INSURANCE. The Borrower, each Guarantor and each of the Subsidiaries has (either in the name of the Borrower, such Guarantor or in such other Subsidiary's own name), with financially sound and reputable insurance companies having an A.M. Best rating of B+ or better, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     SECTION 4.19. REAL ESTATE INVESTMENT TRUST. GBP is qualified under the Code as a real estate investment trust.

     SECTION 4.20. MILLENNIUM COMPLIANCE. All computer systems used by the Borrower and the Subsidiaries are capable of the following, before, during and/or after January 2000:

          (a) handling date information involving all and any dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part;

          (b) operating, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance;

          (c) responding to and processing two digit year input without creating any ambiguity as to the century; and

          (d) storing and providing date input information without creating any ambiguity as to the century.

                                    ARTICLE V

                                    COVENANTS

     The Borrower and (by incorporation by reference in the Guaranty) the Guarantors agree that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

     SECTION 5.01. INFORMATION. GBP and the Borrower will deliver to each of the
Banks:

     (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of GBP and its Consolidated Subsidiaries as of the end of its Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by Arthur Andersen LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications as to the scope of the audit or as to the going concern nature of the business;

     (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of GBP and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by an Executive Officer;

     (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of an Executive Officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.09, inclusive, and Sections 5.25 and 5.27, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) within 5 Domestic Business Days after any Executive Officer becomes aware of the occurrence of any Default, a certificate of an Executive Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (e) promptly upon the mailing thereof to the holders of beneficial ownership in GBP generally, copies of all financial statements, reports and proxy statements so mailed;

     (f) promptly upon the filing thereof, notice of the filing of all registration statements (other than any registration statements on Form S-3 or Form S-8 or the equivalent thereof) and annual, quarterly or monthly reports (excluding Form 4, Statement of Changes in Beneficial Ownership, or its equivalent, unless they reflect a Change in Control), any filing on Form 8-K, and any filing pursuant to the Williams Act, which GBP shall have filed with the Securities and Exchange Commission, and, upon the request of any Bank, copies of any of the foregoing (other than the exhibits to any registration statements);

     (g) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

     (h) within 45 Domestic Business Days after the end of each Fiscal Quarter, a Borrowing Base Certificate as of the last day of the Fiscal Quarter just ended; provided, however, that at the Borrower's election, Borrower may, and or at the Administrative Agent's election on not less than 10 Domestic Business Days notice, Borrower shall, submit a Borrowing Base Certificate to the Administrative Agent on or before the twentieth Domestic Business Day after the end of the first or second month in any Fiscal Quarter, as of the last day of such month;

     (i) by April 1 of each year, a report as of the end of such Fiscal Year containing the following information: (i) a schedule of all outstanding Debt, showing for each component of Debt, the lender, the total commitment, the total Debt outstanding, the interest rate, if fixed, or a statement that the interest rate floats, the term, the required amortization (if any) and the security (if any); (ii) a schedule of all interest rate protection agreements, showing for each such agreement, the total dollar amount, the type of agreement (i.e. cap, collar, swap, etc.) and the term thereof; and (iii) a development schedule of the announced development pipeline, including for each announced development project, the project name and location, the number of units, the expected construction start date, the expected date of delivery of the first units, the expected stabilization date, and the total anticipated cost.

     (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

     SECTION 5.02. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower and the Guarantors will (i) keep, and cause each other Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each other Consolidated Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's or such Guarantor's expense after the occurrence and during the continuance of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower and the Guarantors agree to cooperate and assist in such visits and inspections, in each case at such reasonable times, upon reasonable prior notice to the Borrower or such Guarantor and as often as may reasonably be desired.

     SECTION 5.03. TOTAL SECURED DEBT. The amount of Total Secured Debt will not at any time exceed 40% of Total Assets Value.

     SECTION 5.04. RATIO OF TOTAL DEBT TO TOTAL ASSETS VALUE. The ratio of Total Debt to Total Assets Value will not at any time exceed 0.55 to 1.00; provided, that, solely as a result of the South Florida Acquisition, such ratio for the Fiscal Quarter ending June 30, 1998 (but not thereafter), may exceed 0.55 to 1.0, so long as for such Fiscal Quarter it does not exceed 0.60 to 1.0.

     SECTION 5.05. INTEREST COVERAGE. The ratio of (x) Consolidated Income Available for Debt Service to (y) Consolidated Interest Expense shall at all times exceed 2.00 to 1.0, calculated at the end of each Fiscal Quarter, based on the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters.

     SECTION 5.06. RESTRICTED PAYMENTS. The Borrower's Restricted Payments in any calendar year shall not exceed 95% of Consolidated Income Available for Distribution for such period, unless (i) the Borrower must pay out an amount in excess of 95% of Consolidated Income Available for Distribution to permit GBP to preserve its status as a real estate investment trust under the applicable provision of the Code, or (ii) GBP declares one or more capital gains dividends within such calendar year (in which event the amount of additional Restricted Payments that may be made as a result of such declaration as provided in this clause (ii) shall not exceed the greater of (A) the income tax liability of the Borrower's partners with respect thereto and (B) $1,500,000). In the event that the Borrower or GBP receives a public debt rating of BBB- or better from Standard & Poors or Baa3 or better from Moody's Investor's Service and so long as that rating is affirmed during each year, the Borrower's Restricted Payments in any calendar year will be limited to 100% of Consolidated Income Available for Distribution for such calendar year with the same exceptions contained in clauses (i) and (ii) of this Section 5.06.

     SECTION 5.07. LOANS OR ADVANCES. Neither the Borrower, the Guarantors nor any other Subsidiary shall make loans or advances to any Person except: (i) deposits required by government agencies or public utilities; (ii) loans and advances made by Borrower or any Guarantor to any Guarantor or to Borrower;
(iii) loans or advances to directors, officers and employees in the ordinary course of business in the aggregate outstanding at any time not exceeding $1,000,000; (iv) loans or advances to employees in the ordinary course of business which are secured by stock in GBP in the aggregate outstanding at any time not exceeding $5,000,000; and (v) other loans or advances made in the ordinary course of business in the aggregate outstanding at any time not exceeding 5% of the book value of the total assets of the Borrower and its Consolidated Subsidiaries, determined in accordance with GAAP minus all amounts outstanding under clause (iii) of this Section 5.07 and minus Investments made and permitted pursuant to Section 5.09(D); provided that after giving effect to the making of any loans, advances or deposits permitted by clauses (i), (ii),
(iii) or (iv), the Borrower will be in full compliance with all the provisions of this Agreement.

     SECTION 5.08. PURCHASES OF STOCK BY GUARANTORS. Except for purchases or acquisitions of shares of GBP's Capital Stock made for purposes of having such shares available for purchase by GBP shareholders pursuant to GBP's dividend reinvestment and share purchase program known as "The Share Builder Plan", as amended as of the Closing Date and, subject to the approval of the Required Banks (not to be unreasonably withheld), as it may thereafter be amended, the Guarantors shall not purchase or acquire any shares of GBP's Capital Stock during any 12 month period in excess of 10% of all GBP's Capital Stock outstanding on the first day of such period.

     SECTION 5.09. INVESTMENTS. Neither the Borrower nor the Guarantors shall make Investments in any Person except: (A) Investments in (i) direct obligations of the United States Government, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Administrative Agent, (iii) commercial paper rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 9 months after the date of acquisition, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by

Standard  & Poor's  Corporation  and Aa or the  equivalent  thereof  by  Moody's
Investors Service, Inc., (v) insured money market Investments and/or (vi) Investments in debt or equity securities rated at least BBB+ or the equivalent thereof by Standard & Poor's Corporation or at least Baa1 or the equivalent thereof by Moody's Investors Service not exceeding an aggregate amount outstanding at any time of $25,000,000; (B) Investments permitted by clauses
(i), (ii) and (iii) of Section 5.07 or by Section 5.08; (C) Investments in Significant Subsidiaries; (D) the South Florida Acquisition; and (E) other Investments not exceeding an aggregate amount outstanding at any time 10% of the book value of the total assets of the Borrower and its Consolidated Subsidiaries, determined in accordance with GAAP, less loans and advances outstanding and permitted by clause (iv) of Section 5.07.

     SECTION 5.10. DISSOLUTION. Neither the Borrower, the Guarantors nor any of the other Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except to the extent permitted by Section 5.11 and except for purchases by GBP of its own Capital Stock to the extent permitted by Section 5.08, and subject to the rights of limited partners of the Borrower to convert or exchange their Partner Interests in the Borrower to stock in GBP.

     SECTION 5.11. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower and the Guarantors will not, nor will the Borrower permit any other Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that

          (a) the Borrower, any Guarantor and any other Subsidiary may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower or such Guarantor or other Subsidiary is the corporation surviving such merger and
     (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing,

          (b) any Guarantor may merge with or transfer assets to another Guarantor or the Borrower (with the Borrower as the survivor of any such merger) and any other Subsidiary may merge with or transfer assets to a Guarantor, another Subsidiary, or the Borrower (with the Borrower as the survivor of any such merger), and

          (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 5% of Consolidated Total Assets at the end of the Fiscal Quarter immediately preceding such Fiscal Quarter, or (y) contributed more than 5% of Consolidated Income Available for Debt Service during the 4 Fiscal Quarters immediately preceding such Fiscal Quarter.

     In the case of any Subsidiary which transfers substantially all of its assets pursuant to clause (c) of the preceding sentence, and in the case of any Subsidiary the stock of which is being sold and with respect to which clause (c) would have been satisfied if the transaction had been a sale of assets of such Subsidiary, such Subsidiary may dissolve and, if it is a Guarantor, such Subsidiaries shall be entitled to obtain from the Administrative Agent a written release from the Guaranty, provided that it can demonstrate to the reasonable satisfaction of the Administrative Agent that (A) it was not a Significant Subsidiary immediately prior to such transfer of assets, and (B) it has repaid in full all Debt owed to the Borrower or any other Guarantor which was incurred after the Closing Date (or such Debt has been assumed by the Borrower or a Significant Subsidiary), and upon obtaining such written release, it shall no longer be a Guarantor for any purpose hereunder.

     SECTION 5.12. USE OF PROCEEDS. The proceeds of the Loans may be used to provide a line of credit for construction and acquisition financing and for general corporate and partnership purposes of the Borrower and the Guarantors. No portion of the proceeds of the Loans will be used by the Borrower or any Guarantor (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired or (ii) for any purpose in violation of any applicable law or regulation.

     SECTION 5.13. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. The Borrower and Guarantors will, and will cause each of the other Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where (i) the necessity of such compliance is being contested in good faith through appropriate proceedings, or (ii) any failure to comply which does not have and is not reasonably expected to cause a Material Adverse Effect. The Borrower and Guarantors will, and will cause each of the other Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the Property of the Borrower, any Guarantor or any other Subsidiary, except (A) liabilities being contested in good faith and against which, if requested by the Administrative Agent, the Borrower, Guarantor or Subsidiary will set up reserves in accordance with GAAP, and (B) liabilities in an aggregate amount for all Properties not in excess of $1,000,000.

     SECTION 5.14. INSURANCE. The Borrower and the Guarantors will maintain, and will cause each of the other Subsidiaries to maintain (either in the name of the Borrower or such Guarantor's or such other Subsidiary's own name), with financially sound and reputable insurance companies having an A.M. Best rating of B+ or better, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     SECTION 5.15. CHANGE IN FISCAL YEAR. The Borrower and the Guarantors will not, and will cause the other Subsidiaries to not, change its Fiscal Year without the consent of the Required Banks.

     SECTION 5.16. MAINTENANCE OF PROPERTY; PRINCIPAL BUSINESS. The Borrower and the Guarantors shall, and shall cause each other Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted, and maintain all Multi-Family Property (other than Property consisting of land acquired with existing improvements which are to be substantially demolished) in a first class manner. The principal business operations of the Borrower and the Subsidiaries, taken as a whole, will be directly or indirectly related to Multi-Family Properties.

     SECTION 5.17. ENVIRONMENTAL NOTICES. Promptly upon any Executive Officer's becoming aware thereof, the Borrower and the Guarantors shall furnish to the Banks and the Administrative Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental
Releases at, on, in, under or in any way affecting the Properties or any adjacent property, which has had or is reasonably expected to cause a Material Adverse Effect.

     SECTION 5.18. ENVIRONMENTAL MATTERS. The Borrower and the Guarantors will not, and will cause the other Subsidiaries to not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in compliance in all material respects with all applicable Environmental Requirements.

     SECTION 5.19. ENVIRONMENTAL RELEASE. The Borrower and the Guarantors agree that upon any Executive Officer's becoming aware of the occurrence of an Environmental Release at or on any of the Properties the Borrower will act promptly to investigate the extent of, and to take appropriate action to remediate such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

     SECTION 5.20. TRANSACTIONS WITH AFFILIATES. Neither the Borrower, the Guarantors nor any of the other Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower, such Guarantor or such other Subsidiary (which Affiliate is not GBP, the Borrower, a Guarantor or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

     SECTION 5.21. AMENDMENT OF OTHER AGREEMENTS. Within 90 days after the Closing Date, the Borrower shall amend all other agreements pertaining to credit facilities with any of the Banks so as to conform the financial covenants contained therein to those contained in this Agreement.

     SECTION 5.22. QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST; GENERAL PARTNER. GBP shall at all times remain qualified under the Code as a real estate investment trust and Gables GP, Inc. shall at all times be the General Partner. The Borrower will not agree to amend or waive the requirements of Section 3.2 of the limited partnership agreement of the Borrower, as in effect on the date of this Agreement, as such requirements are applicable to the General Partner, without the prior written consent of the Required Banks (which consent the Banks hereby agree not to unreasonably withhold or delay).

     SECTION 5.23. SIGNIFICANT SUBSIDIARIES TO BE GUARANTORS; ELECTION TO BECOME GUARANTOR. Any Subsidiary (whether existing on the Closing Date or acquired or created thereafter) (i) must become a Guarantor promptly upon becoming a Significant Subsidiary, and (ii) may elect to become a Guarantor at any time if it is not a Significant Subsidiary, in each case by (x) executing and delivering to the Administrative Agent a counterpart of the Guaranty and a counterpart of the Contribution Agreement, thereby becoming a party to each of them, (y) delivering to the Administrative Agent an opinion of counsel to such Subsidiary, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, the form attached hereto as EXHIBIT B (being one such satisfactory form, but limited to such Subsidiary, and making appropriate modifications, including references to this Agreement and to Wachovia Bank, N.A., as Administrative Agent, rather than to the Original Agreement and Wachovia Bank of Georgia, N.A., respectively, and excluding paragraph 2 thereof, and (z) delivering to the Administrative Agent documents pertaining to the Subsidiary reasonably requested by the Administrative Agent of the types described in paragraph (f) of Section 3.01 (but making appropriate modifications, including references to this Agreement and to Wachovia Bank, N.A., as Administrative Agent, rather than to the Original Agreement and Wachovia Bank of Georgia, N.A., respectively).

     SECTION 5.24. CERTAIN PROVISIONS REGARDING ELIGIBLE PROPERTIES. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any Eligible Property included in the Borrowing Base, now owned or hereafter acquired by it, except Permitted Encumbrances.

     SECTION 5.25 RESTRICTIONS OF CERTAIN ADDITIONAL GUARANTEES. Neither the Borrower nor any of the Guarantors shall incur or permit to exist any Guarantees of unsecured revolving Debt, other than the Guaranty made hereunder, in an aggregate principal amount outstanding at any time of $25,000,000 or more.

     SECTION 5.26 MAINTENANCE OF EXISTENCE. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

     SECTION 5.27 RATIO OF TOTAL UNENCUMBERED ASSETS VALUE TO UNSECURED FUNDED DEBT. The ratio of Total Unencumbered Assets Value to Unsecured Funded Debt will not at any time be less than 1.75 to 1.00.

                                   ARTICLE VI

                                    DEFAULTS

     SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

          (b) the Borrower or any Guarantor shall fail to observe or perform any covenant contained in Sections 5.01(c), 5.02(ii), 5.03 through 5.12, inclusive, Sections 5.22 or Sections 5.24 through 5.27; or

          (c) the Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower or such Guarantor by the Administrative Agent at the request of any Bank or (ii) an Executive Officer or such Guarantor otherwise becomes aware of any such failure; or

          (d) any representation, warranty, certification or statement made by the Borrower or any Guarantor in Article IV of this Agreement or in any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

          (e) the Borrower, GBP or any Subsidiary shall fail to make any payment in respect of Debt outstanding (other than the Notes) when due or within any applicable grace period, if the amount of any such Debt of the Borrower, GBP or any Subsidiary individually is $5,000,000 or more or if the aggregate amount of all such Debt of the Borrower, GBP and all Subsidiaries is $10,000,000 or more; or

          (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower, GBP or any Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary), if the amount of any such Debt of the Borrower, GBP or any Subsidiary individually is $5,000,000 or more or if the aggregate amount of all such Debt of the Borrower, GBP and all Subsidiaries is $10,000,000 or more; or

          (g) the Borrower, GBP or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against the Borrower, GBP or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, GBP or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under

     Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

          (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing.

then, and in every such event, (i) the Administrative Agent shall, if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) the Administrative Agent shall, if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the Notes, together with accrued interest thereon, and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default, and (iii) any Bank may terminate its obligation to fund a Money

Market Loan in connection with any relevant Money Market Quote; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and under any of the other Loan Documents, and shall exercise any one or all of them at the request of the Required Banks.

     SECTION 6.02. NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

     SECTION 7.01. APPOINTMENT; POWERS AND IMMUNITIES. (a) Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this
Article VII are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank. The Administrative Agent shall administer the Loans and the Loan Documents with a degree of care at least equal to that customarily employed by the Administrative Agent in the administration of similar credit facilities for its own account.

     (b) Each Bank hereby designates First Union National Bank as Syndication Agent and Chase Bank of Texas, National Association as Documentation Agent. The Syndication Agent and the Documentation Agent, in such capacities, shall have no duties or obligations whatsoever under this Agreement or any other Loan Document or any other document or any matter related hereto and thereto, but shall nevertheless be entitled to all the indemnities and other protection afforded to the Agent under this Article VII.

     SECTION 7.02. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     SECTION 7.03. DEFAULTS. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Administrative Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     SECTION 7.04. RIGHTS OF ADMINISTRATIVE AGENT AND ITS AFFILIATES AS A BANK. With respect to the Loans made by the Administrative Agent and any Affiliate of the Administrative Agent, Wachovia in its capacity as a Bank hereunder and any Affiliate of the Administrative Agent or such Affiliate in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though Wachovia were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any
Affiliate of the Administrative Agent in its individual capacity. The Administrative Agent and any Affiliate of the Administrative Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if Wachovia were not acting as the Administrative Agent, and the Administrative Agent and any Affiliate of the Administrative Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Administrative Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

     SECTION 7.05. INDEMNIFICATION. Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     SECTION 7.06 CONSEQUENTIAL DAMAGES. The administrative agent shall not be responsible or liable to any bank, the borrower or any other person or entity for any punitive, exemplary or consequential damages which may be alleged as a results of this agreement, the other loan documents or any of the transactions contemplated hereby or thereby.

     SECTION 7.07. PAYEE OF NOTE TREATED AS OWNER. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of
Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

     SECTION 7.08. NONRELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent; provided, that the Administrative Agent shall make available to any Bank, upon its request, (i) copies of the Administrative Agent's records with respect to all sums received or expended by the Administrative Agent in connection with the Loans and the Loan Documents,
(ii) information as to the amount of the then outstanding Loans, and (iii) copies of any documents pertaining to an Eligible Property requested by such Bank and held by the Administrative Agent pursuant to Section 5.24(b).

     SECTION 7.09. FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

     SECTION 7.10. RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent, subject to the approval of the Borrower, which approval shall not be unreasonably withheld or delayed; provided, however, that no such approval of the Borrower shall be required if (i) the successor is a Bank or
(ii)  a  Default  or  Event  of  Default  is  in  existence.   If  no  successor
Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, subject to the approval of the Borrower, which approval shall not be unreasonably withheld or delayed; provided, however, that no such approval of the Borrower shall be required if (i) the successor is a Bank or (ii) a Default or Event of Default is in existence. Any successor Administrative Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

     SECTION 7.11 ADMINISTRATIVE AGENT'S RIGHT TO REPLACE NON-QUALIFYING BANK. In the event that any Bank (a "Non-Qualifying Bank") shall at the end of any quarter not qualify as a "well-capitalized" bank (within the meaning provided therefor in 12 CFR 6, as amended from time to time) under the regulations or policies of the Comptroller of the Currency, or the sum of its non-performing assets and its "Other Real Estate Owned" shall be equal to more than fifty percent (50%) of its tangible equity, the Administrative Agent, in its sole discretion, may give notice to such Non-Qualifying Bank and to the other Banks, with a copy to the Borrower (the "Replacement Notice"), that it wishes to seek one or more assignees (which may be one or more of the Banks) to assume the Commitment of such Non-Qualifying Bank and to purchase its outstanding Loans and Notes and interest in this Agreement, and in such event: (i) the remaining Banks may elect to purchase ratable assignments (without any obligation so to do) from the Non-Qualifying Bank (in the form of an Assignment and Acceptance and in accordance with Section 9.08(c)) in accordance with their respective percentage of the remaining aggregate Commitments, by giving notice of such election to the Administrative Agent and the other Banks, with a copy to the Borrower, no later than the date (the "Initial Option Date") which is 15 days after the date of the Replacement Notice; (ii) should any of the remaining Banks not elect on or before the Initial Option Date to purchase such an assignment, then, such other remaining Banks shall be entitled to purchase an assignment from Non-Qualifying Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, by giving notice of such election to the Administrative Agent and the other Banks, with a copy to the Borrower, within 15 days after the Initial Option Date; and (iii) if and to the extent that the remaining Banks have not elected to purchase such an assignment, the Administrative Agent may find another assignee to purchase such assignment. Each

Non-Qualifying Bank agrees to sell its Commitment, Loans, Notes and interest in this Agreement by an Assignment and Acceptance in accordance with Section 9.08(c) to any such assignee or assignees for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes, plus all other fees and amounts (including, without limitation, any compensation claimed by such Non-Qualifying Bank under Section 2.11(c) or this Section 7.11) due such Non-Qualifying Bank hereunder calculated, in each case, to the date such Loans, Notes and interest are purchased. Upon such sale or prepayment, and assumption by the assignee or assignees of the Non-Qualifying Banks's Commitment, such Non-Qualifying Bank shall have no further Commitment or other obligation to the Borrower hereunder or under any Note.


                                  ARTICLE VIII

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

     SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period:

          (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

          (b) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant Euro-Dollar Rate Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrower notifies the Administrative Agent at least 2 Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     SECTION 8.02. ILLEGALITY. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to
Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

     SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any
Authority:

          (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

          (ii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

     SECTION 8.04. BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS. If (i) the obligation of any Bank to make or maintain any Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank, through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans, and interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks, and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

     SECTION 8.05. COMPENSATION. Upon the request of any Bank, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

          (a) any payment or prepayment  (pursuant to Section 2.09,  2.10, 6.01,
     8.02 or otherwise) of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Loan; or

          (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

          (c) any failure by the Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing of which such Fixed Rate Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to
     Section 2.02 or notification of acceptance of Money Market Quotes pursuant to Section 2.02A(e);

such compensation to include, without limitation, if such Fixed Rate Loan is a Euro-Dollar Loan, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article IX shall not be effective until received.

     SECTION 9.02. NO WAIVERS. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03. EXPENSES; DOCUMENTARY TAXES. The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of Jones, Day, Reavis & Pogue, special counsel for the Banks and the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, (ii) legal fees up to but not in excess of $10,000, plus expenses, incurred by each Bank in connection with the preparation of this Agreement and the other Loan Documents and (iii) if a Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and the Banks, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents. The provisions of this Section 9.03 are in addition to and not in limitation of any expense reimbursement or indemnification provision contained in any other Loan Documents.

     SECTION 9.04. INDEMNIFICATION. The Borrower shall indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified. The provisions of this Section 9.04 are in addition to and not in limitation of any expense reimbursement or indemnification provision contained in any other Loan Documents.

     SECTION 9.05. SHARING OF SETOFFS. Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.06. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees (other than fees payable to the Administrative Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, except as expressly authorized by this Agreement or any of the other Loan Documents, (viii) release any Guarantee given to support payment of the Loans,
(ix) change the definition of Borrowing Base in a such a way as to make it less restrictive, (x) change the definition of Required Banks or (xi) change this
Section 9.06.

     (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

     SECTION 9.07. NO MARGIN STOCK COLLATERAL. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.08. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

     (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to
(i) the change of any date fixed for the payment of principal of or interest on the related Loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or loans, (iii) the change of the principal of the related Loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement (other than solely with respect to a Money Market Loan or Money Market Note or participating interest therein) shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article IX with respect to its participation in Loans outstanding from time to time.

     (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of an Assignee that is not then a Bank, subject to clause (iii) below, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) if a Bank is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $5,000,000, (iii) except during the continuance of a Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank (or an Affiliate of a Bank) without the consent of the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld, and (iv) a Bank may not have more than 2 Assignees that are not then Banks at any one time. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower,
(B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,500 to the Administrative Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

     (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

     (e) No  Transferee  shall be entitled to receive any greater  payment under
Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

     SECTION 9.09. CONFIDENTIALITY. Each Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; provided that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, any relevant Bank shall, to the extent permitted by law, promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

     SECTION 9.10. REPRESENTATION BY BANKS. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

     SECTION 9.11. OBLIGATIONS SEVERAL. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     SECTION 9.12. GEORGIA LAW. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

     SECTION 9.13. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

     SECTION 9.14. INTEREST. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the

Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Administrative Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable , against the Administrative Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Administrative Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Administrative Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

     SECTION 9.15. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     SECTION 9.16. WAIVER OF JURY TRIAL;  CONSENT TO JURISDICTION.  The Borrower
(a) and each of the Banks and the Administrative Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Administrative Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

     SECTION 9.17. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 9.18. SOURCE OF FUNDS -- ERISA. Each of the Banks hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms
"employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     SECTION 9.19. ENTIRE AGREEMENT. The Loan Documents and, as between the Borrower and the Administrative Agent, the Administrative Agent's Letter Agreement, contain the entire agreement between the Borrower, the Administrative Agent and the Banks relating to the credit transactions contemplated hereby and supersede entirely any and all prior written or oral agreements with respect thereto; and the Borrower acknowledges and agrees that there are no contemporaneous oral agreements with respect to the subject matter hereof.

     SECTION 9.20. MORE RESTRICTIVE AGREEMENTS. Should the Borrower or any Guarantor, while this Agreement is in effect or any Note remains unpaid, enter into, refinance or modify the relevant documents pertaining to any existing or future Debt for money borrowed which constitutes revolving credit, in an amount exceeding $5,000,000 in aggregate amount to any lender or group of lenders acting in concert with one another, pursuant to a Loan agreement, credit agreement, note purchase agreement, indenture or other similar instrument, which instrument includes covenants, warranties, representations, or defaults or events of default (or any other type of restriction which would have the practical effect of any of the foregoing, including, without limitation, any "put" or mandatory prepayment of such debt) other than those set forth herein or in any of the other Loan Documents, the Borrower shall promptly so notify the Administrative Agent and, if the Administrative Agent, in the discretion of the Administrative Agent, shall so request by written notice to the Borrower, the Borrower, the Administrative Agent and the Required Banks (in their sole discretion and based on their respective independent credit judgment, and subject to Section 9.06) shall promptly amend this Agreement to incorporate some or all of such provisions, into this Agreement and, to the extent necessary and reasonably desirable to the Administrative Agent and the Required Banks (in their sole discretion and based on their respective independent credit judgment, and subject to Section 7.06), into any of the other Loan Documents, all at the election of the Administrative Agent; provided, however, that any such amendment shall provide that, upon cancellation or termination of the Loan agreement, credit agreement, note purchase agreement, indenture or other instrument pertaining to such other revolving credit (other than by reason of an event of default thereunder), so long as no Default or Event of Default is in existence, such amendment also shall terminate and the provisions of the Credit Agreement affected by such amendment shall revert to the terms thereof as in effect prior to giving effect to such amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.



                                   GABLES REALTY LIMITED PARTNERSHIP
                                    By: Gables GP, Inc., its sole
                                            general partner


                                    By: /s/ Marvin R. Banks, Jr.
                                       -----------------------------
                                       Marvin R. Banks, Jr.
                                       Vice President

                                    Gables Realty Limited Partnership
                                    2859 Paces Ferry Road
                                    Suite 1450
                                    Atlanta, Georgia 30339
                                    Attention: Marvin R. Banks, Jr.
                                    Telecopier number: 770-438-5559
                                    Confirmation number: 770-438-5501


                                    WACHOVIA BANK, N.A.,

                                    as Administrative Agent and as a Bank
Commitment:

$40,000,000                         By:     /s/ Mary F. Hughes
                                         --------------------------------
                                    Title: Vice President
Commitment
Percentage:                         Lending Office

                                    Wachovia Bank, N.A.
17.7778%                            191 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303-1757
                                    Attention: Real Estate Finance Division
                                    Telecopier number: 404-332-4005

                                    Confirmation number: 404-332-6971

                                    FIRST UNION NATIONAL BANK,
                                    as Syndication Agent and as a Bank

Commitment:
                                    By:  /s/ Daniel J. Sullivan
                                        ----------------------------------
$40,000,000                          Daniel J. Sullivan
                                     Director

Commitment                          Lending Office
Percentage:                         First Union National Bank
                                    One First Union Center
17.7778%                            DC-6
                                    Charlotte, North Carolina 28288-0166
                                    Attention:  Daniel J. Sullivan
                                    Telecopier number: 704-383-6205
                                    Confirmation number: 704-383-6441


                                    CHASE BANK OF TEXAS,
                                    NATIONAL ASSOCIATION

                                    as Documentation Agent and as a Bank

Commitment:
                                    By:   /s/ Brian M. Kouns
                                        ----------------------------------
$40,000,000                         Title:  Vice President
                                        ----------------------------------

Commitment                          Lending Office
Percentage:                         Chase Bank of Texas, National Association
                                    707 Travis, 6th Fl. North
17.7778%                            Houston, Texas  77002
                                    Attention: Brian M. Kouns, Vice President
                                    Telecopier number:  713-216-7713
                                    Confirmation number: 713-216-5133

                                    COMMERZBANK AG, ATLANTA AGENCY

Commitment:
                                    By:  /s/ Douglas P. Traynor
                                        ---------------------------------
$30,000,000                         Title:  Vice President
                                        ---------------------------------

Commitment
Percentage:                         By:  /s/ E. Marcus Perry
                                        ---------------------------------

                                    Title:  Assistant Treasurer
                                        ---------------------------------
13.3333%
                                    Lending Office
                                    Commerzbank AG, Atlanta Agency
                                    1230 Peachtree Street, N.E.
                                    Atlanta, Georgia 30309
                                    Attention: Petra Conroy
                                    Telecopier number: 404-881-6539
                                    Confirmation number: 404-888-6531


                                    PNC BANK, NATIONAL ASSOCIATION.

Commitment:
                                    By:   /s/ Daniel R. Heberle
                                        ----------------------------------
$30,000,000                         Title:  Assistant Vice President
                                        ----------------------------------

Commitment                          Lending Office
Percentage:                         PNC BANK, National Association
                                    201 East Fifth Street
13.3333%                            Cincinnati, Ohio  45201-1198
                                    Attention:  Daniel R. Heberle
                                                Assistant Vice President
                                    Telecopier number:  513-651-8931
                                    Confirmation number: 513-651-8962

                                    AMSOUTH BANK OF ALABAMA

Commitment:
                                    By:  /s/ Rebecca Shuler
                                        ----------------------------------
$25,000,000                         Title:  Vice President
                                        ----------------------------------

Commitment                          Lending Office
Percentage:                         AmSouth Bank of Alabama
                                    1900 5th Avenue North
11.1111%                            9th Floor
                                    Birmingham, Alabama 35203
                                    Attention: Rebecca Shuler
                                    Telecopier number: 205-326-4075
                                    Confirmation number: 205-581-7266



                                    GUARANTY FEDERAL BANK, F.S.B.

Commitment:
                                    By:  /s/ Richard Thompson
                                        ----------------------------------
$20,000,000                         Title:  Vice President
                                        ----------------------------------

Commitment                         Lending Office
Percentage:                        Guaranty Federal Bank, F.S.B.
                                   8333 Douglas
8.8889%                            Dallas, Texas 75225
                                   Attention:  Roger Davis
                                   Telecopier number: 214-360-8910
                                   Confirmation number: 214-360-2849

                                   with a copy of all notices to:

                                   Guaranty Federal Bank, F.S.B.
                                   8333 Douglas Avenue
                                   Dallas, Texas 75225
                                   Attention:  Commercial Real Estate
                                               Lending Division
                                   Telecopier number: 214-360-1661
                                   Confirmation number: 214-360-2849


TOTAL COMMITMENTS:

$225,000,000

                                                                      EXHIBIT I

                                    GUARANTY


     THIS GUARANTY (this "Guaranty") is made as of May 13, 1998, by GABLES GP, INC., a Texas corporation, GABLES RESIDENTIAL TRUST, a Maryland Trust and GABLES-TENNESSEE PROPERTIES, a Tennessee general partnership (each a "Guarantor", and collectively, the "Guarantors", which terms shall include any subsidiary of Gables Realty Limited Partnership which becomes a Guarantor pursuant to Section 15 hereof and Section 5.23 of the Credit Agreement referred to below) in favor of the Administrative Agent, for the ratable benefit of the Banks, under the Credit Agreement referred to below;


                               W I T N E S S E T H


     WHEREAS, GABLES REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), WACHOVIA BANK, N.A., as Administrative Agent (the "Administrative Agent"), First Union National Bank, as Syndications Agent, Chase Bank of Texas, National Association, as Documentation Agent, and certain other Banks from time to time party thereto have entered into a certain Credit Agreement dated as of even date herewith (as it may be amended or modified further from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Borrower which will the benefit the Guarantors;

     WHEREAS, it is required by Section 3.01(b) of the Credit Agreement, that the Guarantors execute and deliver this Guaranty whereby the Guarantors shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement, the Notes and the other Loan Documents; and

     WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors, whether directly or indirectly, and in order to induce the Banks and the Administrative Agent to enter into the Credit Agreement, the Guarantors are willing to guarantee the obligations of the Borrower under the Credit Agreement, the Notes, and the other Loan Documents;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

     SECTION 2. REPRESENTATIONS AND WARRANTIES. The Guarantors incorporate herein by reference as fully as if set forth herein all of the representations and warranties pertaining to the Guarantors contained in Article V of the Credit Agreement (which representations and warranties shall be deemed to have been renewed by the Guarantors upon each Borrowing under the Credit Agreement).

     SECTION 3. COVENANTS. The Guarantors covenant that, so long as any Bank has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any Note shall remain unpaid, the Guarantors will fully comply with those covenants set forth in Article VI of the Credit Agreement pertaining to the Guarantors, and the Guarantors incorporate herein by reference as fully as if set forth herein all of such covenants.

     SECTION 4. THE GUARANTY. The Guarantors hereby unconditionally and jointly and severally guarantee (i) the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Borrower under the Credit Agreement, including, without limitation, all Syndicated Loans and Money Market Loans and interest thereon, all compensation and indemnification amounts and fees payable pursuant to the Credit Agreement and the Administrative Agent's Letter Agreement, and (ii) the timely performance of all other obligations of the Borrower under the Credit Agreement and the other Loan Documents (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount or perform such obligations, each of the Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the relevant Note or the relevant Loan Document, as the case may be, or perform such obligation in accordance with the terms and conditions therefor specified in the Credit Agreement or the other Loan Documents, and pay all costs of collection, including reasonable attorneys fees; provided that, notwithstanding the provisions of O.C.G.A.13-1-11(a)(2) to the contrary, the Guarantor shall not be obligated to pay more than the attorneys fees actually incurred in connection with such collection.

     SECTION 5. GUARANTY UNCONDITIONAL. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Guaranteed Obligations;

          (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Loan Document;

          (iii) any release, nonperfection or invalidity of any direct or indirect security, if any, for any obligation of the Borrower under the Credit Agreement, any Note, any Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations;

          (iv) any change in the partnership structure or ownership of the Borrower or corporate structure or ownership of any other Guarantor or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other Guarantor or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations;

          (v) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other Guarantor or any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (vi) any invalidity or unenforceability relating to or against the Borrower, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any other Guaranty, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other Guarantor or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement, the Notes, or any other Loan Document; or

          (vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

     SECTION 6. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Guarantors' obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     SECTION 7. WAIVER OF NOTICE BY THE GUARANTORS. The Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations, or any other Person.

     SECTION 8. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.

     SECTION 9. NOTICES. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of Section
8.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 3 Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.

     SECTION 10. NO WAIVERS. No failure or delay by the Administrative Agent or any Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of the Administrative Agent and the Banks and their respective successors and assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Guarantors without the prior written consent of the Administrative Agent and the Required Banks, and shall be binding upon the Guarantors and their respective successors and permitted assigns.

     SECTION 12. CHANGES IN WRITING. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantors and the Administrative Agent, with the consent of the Required Banks.

     SECTION 13. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. EACH OF THE GUARANTOR AND THE Administrative Agent HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTORS AND THE Administrative Agent HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 14. TAXES, ETC. All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority pursuant and subject to the provisions of Section 2.11(c) of the Credit Agreement, the terms of which are incorporated herein by reference as to the Guarantors as fully as if set forth herein, and for such purposes, the rights and obligations of the Borrower under such Section shall devolve to the Guarantors as to payments required to be made by the Guarantors hereunder.

     SECTION 15. ADDITIONAL GUARANTORS; RELEASE OF GUARANTORS. Section 5.23 of the Credit Agreement provides that Significant Subsidiaries must become Guarantors, and Subsidiaries which are not Significant Subsidiaries may elect to become Guarantors, by, among other things, executing and delivering to the Administrative Agent a counterpart of this Guaranty. Any Subsidiary which executes and delivers to the Administrative Agent a counterpart of this Guaranty shall be a Guarantor for all purposes hereunder. Under certain circumstances described in the last sentence of Section 5.11 of the Credit Agreement, Subsidiaries which are not Significant Subsidiaries may obtain from the

Administrative Agent a written release from this Guaranty pursuant to the provisions of such sentence, and upon obtaining such written release, any such Subsidiary shall no longer be a Guarantor hereunder. Each other Guarantor consents and agrees to any such release and agrees that no such release shall affect its obligations hereunder.

     SECTION 16. OTHER WAIVERS BY THE GUARANTORS. The Guarantors hereby expressly waive, renounce, and agree not to assert, any right, claim or cause of action, including, without limitation, a claim for reimbursement, subrogation, indemnification or otherwise, against the Borrower arising out of or by reason of this Guaranty or the obligations of the Guarantors hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Guarantors. The waiver, renunciation and agreement contained in the immediately preceding sentence is for the benefit of the Administrative Agent and the Banks and also for the benefit of the Borrower who may assert the benefits thereof as a third-party beneficiary, and the Guarantors may be released from such waiver, renunciation and agreement only by the execution and delivery, by the Administrative Agent, the Required Banks and the Borrower, of an instrument expressly releasing the Guarantors therefrom.

     IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed, under seal, by its authorized officer as of the date first above written.

                                               GABLES GP, INC.


                                               By: /s/ Marvin R. Banks, Jr.
                                                   --------------------------
                                               Marvin R. Banks, Jr., Vice
                                               President

                                               Address:
                                               c/o Gables Realty Limited
                                               Partnership
                                               2859 Paces Ferry Road
                                               Suite 1450
                                               Atlanta, Georgia 30339
                                               Attention: Marvin R. Banks, Jr.
                                               Telecopier number: 770-438-5559
                                               Confirmation number: 770-438-5501

                                               GABLES RESIDENTIAL TRUST


                                               By:  /s/ Marvin R. Banks, Jr.
                                                  -----------------------------
                                               Title: Senior Vice President
                                                  -----------------------------

                                               Address:
                                               c/o Gables Realty Limited
                                               Partnership
                                               2859 Paces Ferry Road
                                               Suite 1450
                                               Atlanta, Georgia 30339
                                               Attention: Marvin R. Banks, Jr.
                                               Telecopier number: 770-438-5559
                                               Confirmation number: 770-438-5501

                                               GABLES-TENNESSEE PROPERTIES
                                               By: Gables Realty Limited
                                               Partnership, a general partner


                                               By Gables GP, Inc., its general
                                               partner
                                               By:  /s/ Marvin R. Banks, Jr.
                                                  -----------------------------
                                               Marvin R. Banks, Jr., Vice
                                               President

                                               Address:
                                               Gables Realty Limited Partnership
                                               2859 Paces Ferry Road
                                               Suite 1450
                                               Atlanta, Georgia 30339
                                               Attention: Marvin R. Banks, Jr.
                                               Telecopier number: 770-438-5559
                                               Confirmation number: 770-438-5501

                                                                       EXHIBIT J

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of May 13, 1998 by and between GABLES REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Principal"), GABLES GP, INC., a Texas corporation, and GABLES-TENNESSEE PROPERTIES, a Tennessee general partnership (collectively, the "Subsidiary Guarantors" and, together with any subsidiary of the Principal which becomes a Guarantor pursuant to the last paragraph hereof, Section 15 of the Guaranty referred to below and Section 5.23 of the Credit Agreement referred to below). The Principal and each of the Subsidiary Guarantors are sometimes hereinafter referred to individually as a "Contributing Party" and collectively as the "Contributing Parties").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of even date herewith among the Principal, the Banks party thereto and Wachovia Bank, N.A., as Administrative Agent, First Union National Bank, as Syndication Agent, Chase Bank of Texas, National Association, as Documentation Agent, and certain other Banks from time to time party thereto (such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Credit Agreement"; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement), the Banks have agreed to extend financial accommodations to the Principal;

     WHEREAS, as a condition, among others, to the willingness of the Administrative Agent and the Banks to enter into the Credit Agreement, they have required that each Subsidiary Guarantor, along with Gables Residential Trust ("GBP"), execute and deliver that certain Guaranty, dated as of even date herewith (such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Guaranty"), pursuant to which, among other things, the Subsidiary Guarantors and GBP have jointly and severally agreed to guarantee the "Guaranteed Obligations" (as defined in the Guaranty); and

     WHEREAS, each Subsidiary Guarantor is a direct or indirect subsidiary of the Principal and is engaged in businesses related to those of the Principal and each other Subsidiary Guarantor, and each of the Subsidiary Guarantors will derive direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce each Subsidiary Guarantor to enter into the Guaranty, it is agreed as follows:

     To the extent that any Subsidiary Guarantor shall, under the Guaranty, make a payment (a "Subsidiary Guarantor Payment") of a portion of the Guaranteed Obligations, then, without limiting its rights of subrogation against the principal, such Subsidiary Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Contributing Parties in an amount, for each such Contributing Party, equal to a fraction of such Subsidiary Guarantor Payment, the numerator of which fraction is such Contributing Party's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.

     As of any date of determination, the "Allocable Amount" of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Subsidiary Guarantor Payment without (i) rendering such Contributing Party "insolvent" within the meaning of Section 101(31) of the Federal
Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

     This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Subsidiary Guarantors, jointly and severally, to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty.

     The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Subsidiary Guarantor to which such contribution and indemnification is owing.

     This Agreement shall become effective upon its execution by each of the Contributing Parties and shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Administrative Agent at its notice address set forth in the Credit Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Administrative Agent. If any Bank grants additional loans to the Principal or takes other action giving rise to additional Guaranteed Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Administrative Agent receives such written notice, the rights of each other Contributing Party to contribution and indemnification hereunder in connection with any Subsidiary Guarantor Payments made with respect to such loans or Guaranteed Obligations shall be the same as if such termination or revocation had not occurred.

     Section 5.23 of the Credit Agreement provides that Significant Subsidiaries must become Guarantors, and Subsidiaries which are not Significant Subsidiaries may elect to become Guarantors, by, among other things, executing and delivering to the Administrative Agent a counterpart of the Guaranty and of this Contribution Agreement. Any Subsidiary which executes and delivers to the Administrative Agent a counterpart of the Guaranty and of this Contribution Agreement shall be a Subsidiary Guarantor for all purposes hereunder. Under certain circumstances described in the last sentence of Section 5.11 of the Credit Agreement, Subsidiaries which are not Significant Subsidiaries may obtain from the Administrative Agent a written release from the Guaranty pursuant to the provisions of such sentence, and upon obtaining such written release, any such Subsidiary shall no longer be a Subsidiary Guarantor or Contributing Party hereunder, and such release shall automatically and without further action constitute a release by each other Contributing Party of all obligations of such Subsidiary hereunder. Each other Subsidiary Guarantor consents and agrees to any such release and agrees that no such release shall affect its obligations hereunder, except as to the Subsidiary so released.

     IN WITNESS WHEREOF, each Contributing Party has executed and delivered this Agreement, under seal, as of the date first above written.


                                             GABLES REALTY LIMITED PARTNERSHIP
                                             By: Gables GP, Inc., its sole
                                             general partner



                                             By:  /s/ Marvin R. Banks, Jr.
                                                 ------------------------------
                                             Marvin R. Banks, Jr., Vice
                                             President

                                             Gables Realty Limited Partnership
                                             2859 Paces Ferry Road
                                             Suite 1450
                                             Atlanta, Georgia 30339
                                             Attention: Marvin R. Banks, Jr.
                                             Telecopier number: 770-438-5559
                                             Confirmation number: 770-438-5501


                                             GABLES GP, INC.


                                             By:  /s/ Marvin R. Banks, Jr.
                                                  -----------------------------
                                             Marvin R. Banks, Jr., Vice
                                             President

                                             Address:
                                             Gables Realty Limited Partnership
                                             2859 Paces Ferry Road
                                             Suite 1450
                                             Atlanta, Georgia 30339
                                             Attention: Marvin R. Banks, Jr.
                                             Telecopier number: 770-438-5559
                                             Confirmation number: 770-438-5501

                                             GABLES-TENNESSEE PROPERTIES
                                             By: Gables Realty Limited
                                             Partnership, a general partner


                                             By Gables GP, Inc., its general
                                             partner

                                             By:  /s/ Marvin R. Banks, Jr.
                                                  ------------------------------
                                             Marvin R. Banks, Jr., Vice
                                             President

                                             Address:
                                             Gables Realty Limited Partnership
                                             2859 Paces Ferry Road
                                             Suite 1450
                                             Atlanta, Georgia 30339
                                             Attention: Marvin R. Banks, Jr.
                                             Telecopier number: 770-438-5559
                                             Confirmation number: 770-438-5501